SECURITES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM SB-2
                    REGISTRATION STATEMENT
                            Under
                   The Securities Act of 1933

               RESOLUTION ASSISTANCE CORPORATION
      (Exact name of registrant as specified in its charter)

     Utah				    8400			   87-0620191
(State or other     (Primary Standard     (I.R.S. Employer
jurisdiction of   Industrial Classification  Identification
organization)	       Code Number)               No.)

                870 East 9400 South, Suite B105
                      Sandy, Utah  84094
                        (801) 556-7681

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     C. BRENTON WOODS
           President and Chief Financial Officer
             Resolution Assistance Corporation
              870 East 9400 South, Suite B105
                    Sandy, Utah  84094
                      (801) 556-7681
(Name, address, including zip code, and telephone number, including area code, of agent for services)

                        Copies to:
                   GARY R. HENRIE, ESQ.
                    FABIAN & CLENDENIN
               215 South State, 12th Floor
               Salt Lake City, Utah  84111
                     (801) 531-8900
                 Fax:  (801) 531-1716

	Approximate date of commencement of proposed sale of the securities to the Public: As soon as practicable after the Effective Time of this Registration Statement.

CALCULATION OF REGISTRATION FEE


Title of each	 Amount	    Proposed	Proposed   Amount of
class of	       to be	    Maximum       Maximum    registration
securities to	 registered     price per	offering   fee
be registered                     share         share

Common Stock       1,000,000       $0.25	      $250,000    $69.50
(no par value)	   shares

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               P  R  O  S  P  E  C  T  U  S

                 1,000,000 Common Shares

             RESOLUTION ASSISTANCE CORPORATION
                   A Utah Corporation

- 	This Offering involves a significant degree
 	risk.

-	Investors need to read the section called
	"Risks of This Investment" found on page 2 of this Prospectus.

-	Resolution Assistance Corporation is a
	new Utah corporation engaged in the
	business of providing support to
	corporations by assisting with
	marketing, capital formation and
	structuring, employee search and
	retention and other services necessary
	to maintain and grow a corporation
	and/or business.  All of its current
	activities are centered around producing and marketing information and products that enable businesses to become more successful through understanding and dealing with conflict.

-	The Company wants to raise $250,000 from
	this Offering.

-	An Investor's purchase of Shares must
	not exceed 10% of that Investor's net
	worth.

-	There is no public market for the Company's Common
	Stock.

-	The officers and directors of the Company will offer
	the Shares and will not be specially compensated for their selling efforts. They will claim an exemption from registration as broker dealers or registered representatives.

-	There is no minimum offering.  The Company will accept
	and spend any Investor money submitted for an accepted purchase of Shares.

-	These securities have not been approved or disapproved
	by the Securities and Exchange Commission, or any state securities agency, nor has any federal or state regulatory agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The Date of this Prospectus is February     , 1999

<PAGE


				PROSPECTUS SUMMARY

THIS IS A BRIEF SUMMARY OF THE INFORMATION IN THIS PROSPECTUS.
WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS BEFORE YOU DECIDE
WHETHER AND HOW MUCH TO INVEST IN THE SHARES.

The Company

	Resolution Assistance Corporation ("the Company") is a newly formed Utah corporation with no operating history. The Company was organized for the purpose of formulating and introducing into the marketplace products designed to assist corporations and other businesses with capital formation and structuring, marketing, employee search and retention, and other products and services which will assist corporations and businesses in the development of and execution of their business plans.

	The initial product of the Company which it has introduced into the market includes information which assists institutions in identifying and removing conflict within their organizations. The conflict resolution information is marketed and distributed through seminars, workshops, audio cassettes, video programs, and publication. The Company is developing and entering its conflict resolution products into the marketplace through an independent contractor relationship with Equitable Resolutions Group. The mission statement of the Equitable Resolutions Group states in part: Our mission is to provide the most advanced social technologies known, for achieving conflict resolutions, to: individuals, families, educators, business owners, business professionals, employees, corporate leaders, government leaders, law enforcement, and others seeking conflict resolutions.

Financial History and Current Position

	The Company was formed on October 27, 1998. The Company entered into a contract with Equitable Resolutions Group to develop and market conflict resolution products. The Company expects that the first conflict resolution products will enter the market on or about February 15, 1999.

	The Company's founder paid in $15,000 of start up capital for the purpose of funding the start up of the Company. The Company believes that it will obtain some level of profitability in its first year of operations through the distribution of products by the Equitable Resolutions Group. However, there can be no assurance that first year profitability will, in fact, be obtained. See "Management Discussion & Analysis of Financial Condition and Results of Operations" and "Business of the Company".

Use of Estimated Net Proceeds

	The Company estimates that it will have $235,000.00 available from this Offering after expenses if total Offering is sold. Any funds raised through this Offering will be used to implement the products described above. In this connection, the proceeds will pay costs of third party contractors and providers, as well as salaries and expenses of the management team during the start-up period. See "Use of Proceeds"

Becoming a Shareholder

	You will be asked to complete and sign a Subscription Agreement and to submit that with your investment money. If your investment is not more than ten percent of your net worth you will be accepted as a Shareholder. When your subscription has been accepted, you will receive a signed copy of your Subscription Agreement and an acknowledgment letter along with your share certificates.

                               RISK FACTORS

	AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD TO LOSE UP TO THEIR ENTIRE INVESTMENT. BEFORE PURCHASING SHARES, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO
THE OTHER INFORMATION IN THIS PROSPECTUS.

Risks Inherent in the Company

	New Business Enterprise. The Company is at an early stage of development in its new business strategy and is subject to all of the risks inherent in the establishment of a new business enterprise. To address these risks, the Company must, among other things, establish the feasibility of its services and products as profit centers and respond to competitive developments. The Company's decision to become a consultant and information provider of self help and group help type information is predicated on the assumption that in the future, the number of Company clients will be large enough to permit the Company to operate profitably. There can be no assurance that the Company's assumption will be correct or that the Company will be able to successfully compete in the seminar and consulting industry. If the Company's assumption is not accurate, or if the Company is unable to compete as a consultant and information provider, the Company's business, operating results and financial condition will be materially adversely affected.

	Lack of Profitable Operations. The Company was only recently organized and has no operating history from its inception to the date of this Prospectus. Accordingly, the Company does not have profitable operations at the present time and will not have until its products enter the market place in sufficient amounts to make operations from sales profitable.

	Price of Shares. The price of the shares has been arbitrarily determined by the company and bears no relationship to the assets, earnings or the book value of the outstanding common shares on the date hereof. Persons who purchase shares will experience immediate and substantial dilution in the net tangible book value of their shares. (See "DILUTION")

	Dependence of Third Party. The Company is dependent for its success on the talents, expertise, and business experience of Equitable Resolutions Group. If for any reason Equitable Resolutions Group is unable to meet its commitment to the Company and provide services to the public in a way to maker the Company profitable, the Company will have to attract and train personnel qualified in the consulting and seminar business having sufficient abilities to replace the services being provided by Equitable Resolutions Group. Salt Lake City remains a highly competitive job market, and there can be no assurance that Company management will be able to hire personal qualified to provide the services being provided by Equitable Resolutions Group. Failure to attract or retain qualified personnel could have a material adverse effect on the Company's business, operating results and financial condition.

	Results of Product Development and Growth uncertain. The Company's intent is to use the net proceeds of the offering to continue on a program of product development and distribution of such products. There is no assurance, however, that the Company will be able to achieve its product development and distribution goals. During the period of product development and distribution it should be expected that the Company will need to overcome the challenges associated with establishing facilities, finding and hiring competent employees, and developing the administrative and managerial resources necessary to run the Company's operations or having Equitable Resolutions Group accomplish all such challenges in behalf of the Company. The failure of the Company to meet these challenges successfully could adversely affect the Company's operations.

	Lack of Market for Shares. At the present time there is no market for the shares of the Company. Even though the Company has plans to develop such a market, there can be no assurance that such a market will develop. In addition, there is no assurance that a market for the Company's shares will exist at any given time in the future or, assuming the shares can be sold in compliance with applicable securities statutes, there is no assurance the market price at the time of such sales would be at a level that would enable investors to recoup the value of their investment in the Company. Consequently, the acquisition of Shares pursuant to this offering may be an illiquid long-term investment.

	Dilution. Purchasers of the Shares will experience an immediate and substantial dilution of 33.6% or $0.084 per share, if the maximum number of Shares are sold, and greater dilution if less than the maximum number of Shares are sold. For example, if only one Share was sold in the Offering it would experience dilution of $0.222 or 88.8%. (See "DILUTION")

	Limited Capital/Need for Additional Capital. With the exception of $15,000 of capital paid in by the founders, the Company has no assets or operating capital. It is totally dependent upon receipt of the proceeds of this Offering to provide the working capital necessary to continue the development of its business. Even so, upon successful completion of the Offering, the working capital available to the Company will be limited. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering. In the event that the proceeds from this Offering are not sufficient to move the Company to internal funding and profitability, the Company may need to seek additional financing from commercial lenders or other sources, including additional sales of equity, for which it presently has no commitments or arrangements.

	No Dividends. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

	Limited Management. The Company will be substantially dependent upon its current management team, (See "Management"). Other key personnel are functioning as independent contractors. Currently, the Equitable Resolutions Group is the sole provider of the Company's products. The stability of the Company would be significantly compromised if the Equitable Resolutions Group were unable or unwilling to perform these responsibilities. The loss of the services of any of the current management team members could have a materially adverse impact upon the Company. The Company does not carry key person life insurance with respect to any member of management and has no employment agreements.

	Conflicts of Interest/Non-Arms-Length Transactions. Many of the services and goods acquired by the Company have been and will likely come from sources connected in some way with members of the Company's management team. Some members of the management team have other interests which could give rise to conflicts with respect to the amount of time devoted to the Company. There is no assurance such conflicts of time and interests will be resolved favorably to the Company.

	Possible Payment of Finder's Fees to Management or Affiliates. Management does not currently intend to pay any finders fees from the revenues or other funds of the Company.
In the event that a person or entity assists the Company in connection with the introduction to a prospective business product opportunity which is ultimately consummated, such person or entity may be entitled to receive, upon Board of Directors approval, a finder's fee through the issuance of securities in consideration for such introduction. Such person, who may be an affiliate of the Company, may be required to be registered as, among other things, an agent or broker/dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The executive officers, directors or affiliates of the Company may be entitled to receive a finder's fee in the event they originate a prospective business product or opportunity.

	Possible Need for Additional Financing and Risk of Unavailability of such Financing. The Company has earned only limited revenues to date and is entirely dependent upon the proceeds of this Offering to continue operations relating to its prospective business. Although the Company believes that the proceeds of this Offering will be sufficient to implement its business plan, the Company cannot ascertain with any degree of certainty the future capital requirements for the full development and production of its seminars, products and inventory. In the event that the net proceeds of this Offering prove to be insufficient to allow the Company to pursue its business plan, the Company currently has no plans or arrangements with respect to additional financing which may be required to continue the operations of the Company. There can be no assurance that additional financing will be available to the Company on acceptable terms, if at all. The unavailability of additional financing when needed would have a material adverse effect on the continued development or growth of the Company's business.

	There are currently no limitations on the Company's ability to borrow funds to implement its business plan. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and the prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will be providing any loans to the Company over and above what they have already loaned to the Company. The inability of the Company to borrow funds for an additional infusion of capital into the business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

Year 2000 Risks.  The Company faces risks from the Year
2000 computer problem in three areas: Its own computer systems, its appliances and equipment with embedded chips, and the possibly non-compliant systems of its third party vendors and service providers. While the Company believes that its own computerized information processing systems are "Y2K" compliant with four digit dating and recognizing 2000 as a leap year, it is still in the early stages of assessing its non-computer equipment for noncompliant embedded chips. The Company is also in the very earliest stages of assessing and communicating with its key vendors and service providers to determine their Y2K compliance. In a worst case scenario, the Company may not be able to present its seminars because of disruptions in transportation systems, building locations, or utility services. In the event of significant economic turmoil from Y2K occurrences, the demand for the Company's seminars and products may be significantly reduced. Suppliers of its private label products may not be able to ship sufficient quantities to meet the Company's needs. The Company's own offices may be closed by equipment or utility failures or possible civil unrest.

Risks related to the Nature of the Proposed Business

	Uncertain Market Acceptance. The Company's proposed business plan is based at the present time upon conflict resolution materials and related products and services introduced to limited markets, and is based upon assumed needs and concerns of persons and entities who are interested in conflict resolution. There are no assurances of general market acceptance of the Company's products and services. The Company's business will be subject to all the risks associated with the packaging and introduction of new seminars and product lines for sale into the competitive problem solving seminar market. Other than limited pilot testing, the Company has undertaken no independent market studies to determine the acceptance of its proposed products and services.

	Competition. The consulting, seminar and self improvement industries are extremely competitive. Certain other companies in these industries have access to more resources than does the Company for the purpose of providing these services. The ability of the Company to compete with other providers will depend on the ability of the Company to adapt to and keep up with trends within the industries. There is no assurance the Company will be successful in these efforts.

	Intellectual Property Risks. The Company relies primarily on copyright laws and employee and third party nondisclosure agreements to protect its intellectual property, but the Company has not yet registered copyrights in any of its materials. The Company could be damaged significantly by unauthorized copying of its products and services. Although the Company is not aware that any of its products and services are materially infringing the rights of others, it is possible they are. If so, the Company could have to modify its products and services, at substantial possible cost. The Company might be subject to lawsuits if it is alleged that it is infringing on the property rights of others.

	No Present Acquisition or Merger Transaction Contemplated. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements for mergers, acquisitions or similar transactions involving the Company.

	General Economic Situation. The Company provides products and services that are not essential to the support of life. In the event of significant economic downturns in the United States or the World caused by any or all of a number of potential causes, the demand for the Company's seminars and products may be significantly reduced.

Risks Related to the Offering

	Best Efforts Offering/No Firm Commitment. The Company is offering the Shares on a "best efforts basis" with no underwriter assistance or firm commitment from any investor or dealer. No assurance can be given that any or all of the Shares will be sold.

	Benefits to Present Shareholders; Continued Control. The 500,000 presently outstanding shares of the Company's Common Stock were purchased by the founders of the Company for a total aggregate consideration of $15,000. Immediately after completion of this Offering, assuming the full $250,000 is sold, the current shareholders will own 33% of the then outstanding Common Stock, for which they will have paid an average $0.03 per share; and Investors in this Offering will own the other 67% , for which they will have paid $0.25 per share. Thus, Investors in this offering will contribute to capital of the Company a disproportionately greater percentage than the current shareholders. See "Dilution".

	Broad Discretion to Use Offering Proceeds. Management will have wide discretion as to the allocation, priority and timing of the allocation and spending of funds raised from this Offering. The uses of the proceeds of the Offering may vary significantly from those outlined in this Prospectus depending on numerous factors, including the success that the Company has testing and marketing its products. Investors purchasing the Shares will be entrusting their funds to the Company's management, upon whose judgment the Investors must depend. (See "Use of Proceeds" and "Management")

	Arbitrary Determination of Offering Price . The public offering price of the Shares offered hereby was arbitrarily determined by the Company without the advice of an underwriter. The price bears no relationship to the Company's assets, book value, net worth or other recognized criterion of value. In no event should the public offering price be regarded as an indicator of any future market price of the Shares.

	There May Not Be A Public Trading Market.  Prior to this
Offering, there was no public market for the Company's Common
Stock, and the offering price for the Shares was determined arbitrarily by the Board of Directors. See "Plan of Distribution - Determination of Offering Price."

	The Company does not currently meet the numerical requirements (such as income, stockholders' equity and number of public shares outstanding) to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. As soon as it meets those requirements, the Company intends to apply for a trading listing such that its Common Stock can be followed on public information services over the Internet or in the financial trade publications. Until any listing, the Company has not yet decided whether to utilize the provisions of Rule 15c2-11 under the Securities Exchange Act to enable limited public trading in its Common Stock. It is unlikely that sufficient shares will be outstanding in the foreseeable future to support a public market in the Company's Common Stock. The price of the Shares, after the completion of this Offering, can vary due to general economic conditions and forecasts, the Company's general business condition, the release of the Company's financial reports and sales of shares which were outstanding prior to this offering. See "Shares Eligible For Future Resale."

	State Blue Sky Registration; Restricted Resales of the Securities. The Company has not made application to register the Securities in any state except Utah. The Company may seek to obtain an exemption from registration to offer the Shares in various state jurisdictions and may also make additional application to register the Shares in some states. Purchasers of Shares in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Shares are registered. In order to prevent resale transactions in violations of states' securities laws, public stockholders may only engage in resale transactions in the Shares in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the common Stock certificates will contain information with respect to resale of the securities. Further, the Company will advise its market makers, if any, of such restriction on resale.

	Such restriction on resales may limit the ability of investors to resell the Shares purchased in this Offering.

	Several additional states may permit secondary market sales of the Shares (i) once or after certain financial and other information with respect to the company is published in a recognized securities manual such as Standard & Poor's
Corporation Records (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors."

	Some Shares Owned By Earlier Investors Could Be Sold After The Offering, Affecting The Resale Price. The owners of 500,000 shares of the Company's Common Stock will be able to sell these shares any time after October 27, 1999; assuming a public market exists at such time. Whenever any shares of the Company's
Common Stock are sold, it could cause the share price to go down and might keep it from rising. See "Shares Eligible for Future Resale."

	There is No Escrow or Impoundment of Investor Funds.  All
Investor subscription funds received will be credited to the cash accounts of the Company. See "Plan of Distribution."

	Statutory And Charter Limitations Could Deter An Acquisition Of The Company. The laws under which the Company is chartered deny voting rights to persons trying to acquire control, subject to approval by the other shareholders. The Company's articles of incorporation and bylaws also contain provisions which allow shareholders to increase the quorum or voting requirement for shareholders. These provisions would make it relatively difficult to authorize a merger or other business combination, to change the board of directors or to amend charter provisions. This could deter an acquisition of the Company that might otherwise be of benefit to shareholders who are not part of management. See "Description of Common Stock."

	The "Penny Stock" Rules Could Make Selling Shares More Difficult. The Company's common stock might be defined as a "penny stock" pursuant to Rule 3a51-1 under the Securities and Exchange of Act if the shares were to be traded at a price less than $5.00 per share, if the Company had not yet met certain financial size and volume levels, and if the shares were not registered on a national securities exchange or quoted on the NASDAQ system. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to (1) deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10. (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-
4) or any "associated person" of the broker-dealer (Rule 15g-5); and to send monthly statements to customers with market and price information about the "penny stock." (Rule 15g-6) The Company's common stock could also become subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchasers account under certain standards and deliver written statements to the customer with information specified in the rules. (Rule 15g-9) These additional broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for the Company's Common Stock.

	Three Major Shareowners Will Have Substantial Control Over The Company. Stephen B. Utley, D. Brenton Woods, and Richard M. Bench now own, in the aggregate, 100% of the outstanding common stock of the Company, and will own, in the aggregate, 33% of the total outstanding shares even if this Offering as fully described. With such percentages of ownership, Mr. Utley, Mr. Woods and Mr. Bench will likely be able to cause the election of all of the Board of Directors, prevent approval of an acquisition of the Company or otherwise exercise control of the Company.

	Officers' And Directors' Liabilities Are Limited. The Company's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection, although, in the opinion of the federal Securities and Exchange Commission, that indemnification is against public policy.

	Effect of Purchases of Shares By Officers, Directors and Affiliates. Officers and Directors of the Company may purchase Shares sold in this Offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the securities). To the extent of any such purchases for investment purposes only, a portion of the Shares from this Offering will not enter the "public float." (The public float is the amount of free-trading securities which are immediately resalable in the trading market.) Such reduction means that there are less securities for the public investors to purchase and resell and may cause a lack of liquidity in any trading of the Company's shares. Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the offering.

	No Commitment to Purchase Shares. No commitment presently exists by anyone to purchase any of the Shares offered.
Consequently, no assurance can be given that any Shares will be sold. Although no commitment has been made, officers and directors may purchase in the Offering.

USE OF PROCEEDS

	The uses of the proceeds available to the Company from the sale of the Shares in this Offering are estimated below, assuming that all of the Shares are sold. There is no assurance that all of the Shares will be sold. The Company expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below.

Offering Expenses					$15,000
Payments to Independent Contractor		 50,000
Working Capital 					185,000
TotaL						     $250,000

	Estimated offering expenses include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses, and related costs. This does not include a reserve for possible commissions payable to registered broker dealers. Management believes that no broker dealer assistance will be required.

	Working Capital is the amount of the Company's current assets, such as cash, receivables and inventory, in excess of its current liabilities, such as accounts payable. As proceeds are received, they would be added to cash bank balances, increasing working capital. Working capital may be used to pay salaries and expenses of employees, including management personnel. Working capital also may be used, in Management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

	The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur except, that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this Offering except for reimbursement for out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

	None of the proceeds raised hereby will be used to make any loans to the Company's promoters, management or their affiliates or associates of any of the Company's shareholders.
Further, the Company may not borrow funds and use the proceeds therefrom to make payments to the Company's promoters, management or their affiliates or associates.

Dilution.

	The following table shows as of December 31, 1998, the difference between existing shareholders and new Investors purchasing Shares in this Offering.

          							              AVERAGE
                SHARES PURCHASED      TOTAL CONSIDERATION     PRICE PER
                NUMBER    PERCENT      AMOUNT    PERCENT	  SHARE

Existing
Shareowners    500,000      33%      $ 15,000     5.7%        $0.03

New
Investors    1,000,000      67%      $250,000    94.3%        $1.00

Total        1,500,000     100%      $265,000   100.0%           --


	On December 31, 1998, the Company had a net book value of ($13,944), or ($0.028) per share (based on 500,000 shares outstanding). The net tangible book value per share is equal to the Company's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the Shares at the public offering price of $0.25 per Share, and the application of the estimated net offering proceeds, the net tangible book value of the Company, as of December 31, 1998, would have been $248,944, or $0.166 per share. This represents an immediate increase in net tangible book value of $0.138 per share to existing shareholders, and an immediate dilution of $0.084 per share to new Investors purchasing shares in this Offering. The following table illustrates the per share dilution in net tangible book value per share to new Investors:

Public offering price per Share		$ 0.25

Net tangible book value per share
as of December 31, 1998				 $0.028

Increase per share attributed to
investors in this Offering			 $0.138

Net tangible book value per share
as of December 31, 1998,
after this Offering				 $0.166

Net tangible book value dilution per
share to new investors				 $0.084


                 MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results

	The Company is a new enterprise and a development stage company. It has no revenues to date. The Company anticipates becoming profitable in 1999, although there can be no assurance of this result.

Business Plan Progress

	The information in this prospectus other than historical information is "forward looking information" presenting management's beliefs and estimates about the future. These beliefs, plans and estimates are subject to significant risks.
(See "Risk Factors" above)

	The Company believes that there is a need for conflict resolution and understanding among and within businesses and institutions. The Company believes there is a market for products that will promote the understanding of and the elimination of conflict in the form such products have been developed by the Equitable Resolutions Group. The Equitable Resolutions Group is presently under contract with the company to market the Equitable Resolutions Group's products on terms and conditions that the company believes will be profitable to the Company in 1999.

	The Company has no immediate plans to develop other products during 1999 other than those that will be offered to the public by Equitable Resolutions Group.

Liquidity and Capital Resources

	The Company requires the investor capital to continue the development of its business plan. While it has been able to borrow needed operating capital from its founders to date, these sources have indicated an unwillingness to continue to advance funds to the Company. The Company will depend on the funds to be raised in this Offering to stay in business and to implement its business plan. If there is insufficient capital raised in this Offering, the Company will be left to attempt to raise investor capital through other offerings or placements at different prices or configurations. The Company has limited cash funds and may not be able to retain the needed professional assistance if another offering were necessary because this Offering failed.

INFORMATION ABOUT THE COMPANY

Introduction

	Resolution Assistance Corporation is a newly formed Utah corporation with no operating history. The Company was organized for the purpose of formulating and introducing into the marketplace products designed to assist corporations and other businesses with capital formation and structuring, marketing, employee search and retention, and other products and services which will assist corporations and businesses in the development of and execution of their business plans.

	The Company's initial products deal with conflict understanding and resolution. These products have been developed by Equity Resolutions Group, who is under contract with the Company to provide such products in behalf of the Company. The conflict resolution products are the only products that the Company presently intends to offer during 1999. Accordingly, the balance of this section regarding information about the Company is dedicated to the explanation of those products. Subsequent products will be developed in the future by company management to reflect needs in the marketplace at the time the products are developed.

Conflict Resolution Products

	The Company produces, markets and distributes information and products that enable individuals and institutions to become more successful through understanding and dealing with conflict. The mission statement of the Company is to provide the most advanced social technologies known for achieving conflict resolutions to: individuals, families, educators, business owners, business professionals, employees, corporate leaders, government leaders, law enforcement, and others seeking conflict resolutions.

	The Company provides conflict resolution training and support through consultations, trainings (including seminars), publications, mediations, arbitrations, negotiations, and research programs. The Company provides each of these services on a cost or fee basis and believes profitable operations can be obtained through providing its services to the public.

Market and Customer Base

	We believe that the market for information and products that can educate and train persons and organizations how to obtain conflict resolution will continue to grow as our society seeks to survive and thrive in a climate of conflict and uncertainty. We believe that conflict lies at the heart of all obstructions to progress, whether we are discussing the progress of the individual or the organization. At present the Company has products targeted for the following groups designed to assist them removing, or using in a constructive fashion, conflict in order for such groups to become successful in achieving their goals and objectives:

- Business activity, especially as it relates to sales activities
- Corporate or other business structures
- Government
- Family
- Public schools and other educational settings

	Almost every segment of our society and of peoples lives has the potential for conflict. The Company believes that how this conflict is handled will determine to a great extent how successful the activities of our society and the activities of people will be. Accordingly, the Company believes that its potential market place will eventually be every part of our society and every entity and person in that society. The Company will attempt to service that customer base by expanding its services and products to target all areas of conflict with our society.

Our Strategy

	Based on our view of the market and what our customer base wants, we have adopted the following strategy to grow and expand the Company's business:

- Obtain and create exclusive content for marketable products and services designed to achieve the Company's mission statement.

- Build a large portfolio of products and services, in order to create a continuing income stream.

- Develop long-term product and service lines targeted toward institutions in our society where conflict resolution is needed most and in which a significant market share can be achieved.

- Expand distribution of products and services through new outlets and mediums.

Our Current Products and Services

	The Company focuses on providing training for conflict resolution through on-site training such as seminars and other teaching venues. When dealing with corporate and other business management, the teaching takes the form of consultation for the purpose of developing conflict resolution strategies for a particular organization. The Company also markets conflict resolution information through the production of other products such as publications, audio cassettes, and video programs.

	The Company consults corporate, governmental, and educational leadership on how to resolve conflicts within the parameters of their stewardship. It creates programs to address specific conflict resolution needs or challenges for a variety of management levels, organizational divisions, or administrative departments. The Company performs the services of mediation, arbitration, and negotiation as needed by clients, as sought by independent disputing parties, and as assigned by various court jurisdictions. The Company promotes and presents live training sessions on conflict resolution strategies to corporate management , employees, government leaders and workers, business professionals of many types, educators, and special interest groups. And as mentioned, the Company produces a variety of publications, cassettes and video programs, as well as comprehensive workshop support materials on all aspects of conflict resolution. The Company intends to continue to adapt its products to other applications while it works to penetrate the markets of the entities that have already been targeted.

Business Operations

	At the present time and for the foreseeable future, the Company will conduct its business operations through the Equitable Resolutions Group. The Company has obtained by contract the exclusive rights to the services of the Equitable
Resolutions Group for the purpose of executing the business plan of the Company.

	The Equitable Resolutions Group has recently completed five years of research and development work relating to the prevention and resolution of conflict situations, both personal and professional. The Equitable Resolutions Group is now prepared to expand consultation services, training services, and provide comprehensive publications relating to the prevention and resolution of conflicts to corporate management and their employees, government leaders and law enforcement, workers, business professionals of all types, educators, and special interest groups.

	The Equitable Resolutions Group has done significant testing through seminars and seminar support materials to determine the value and effectiveness of the information that the Company promotes and provides to the public. The feedback from participants, both solicited and unsolicited, is consistent over time with a combined average satisfaction rating of 94% over a five year period. Limited seating seminars are frequently sold out and participants are constantly requesting additional support material such as books, audio tapes and videos. The Company believes that evidence exists supporting the need to satisfy the interest demonstrated in the subject matter of conflict prevention and resolution.

	The Equitable Resolutions Group is ready to provide its products for the Company nationally and internationally. It believes that it is able to address any special concerns by customizing its training presentations in the areas of greatest need.

	Through its products, consultation services, and training services, the Company reframes destructive beliefs and behaviors which affect human relations, into personal and professional empowerment, caring, trust, loyalty, and skills enabling workers and their employers to honor the interest of each other. Individuals learn how to prevent and resolve personal conflicts, why conflicts are unnecessarily created in their lives, and what they can do in response to others in conflict. A refreshing attitude of understanding, team spirit, defined purpose, respected boundaries, commitment, pleasant attitudes, improved performance, and more fun in life are the outcomes of the Company's services and products.

Operations

	Accounting, purchasing, inventory control, scheduling, order processing, warehousing and shipping activities for the Company are still under design and development, and exist in only the most rudimentary levels. The Company expects that production and major vendor initial shipments will be performed by independent contractors working for the Company. The Company will maintain an order flow computer record-keeping system to monitor customer fulfillment and cross selling. This computer system will handle order entry, order processing, picking, billing, accounts receivable, accounts payable, general ledger, inventory control, catalog management and analysis and mailing list management.
Subject to credit terms and product availability, orders will typically be shipped to customers within a short time of receiving an order. Third party contractors will print and assemble the Company's audio and video tapes, manuals, transcripts, newsletters, software, inserts and the boxes in which the products are shipped. The Company intends to develop multiple sources for all components of its products.

Legal Proceedings

	As of the date of this Prospectus, there is no pending litigation involving the Company.

Government Regulation

	The Company's business is subject to regulation under the federal Telemarketing and Consumer Fraud and Abuse Prevention
Act and state laws applicable to consumer protection and telemarketing activities. See "Risk Factors." Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that the Company is not in compliance could result in judgments or consent agreements that required the Company to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Employees

	As of December 31, 1998, the Company has no employees other than management who serve on an as needed basis. The Company also uses an independent contractor. The Company has never experienced a work stoppage and believes that it has good relations with all members of management as well as its independent contractor.

Properties

	The Company's headquarters are located at 870 E. 9400 S., Suite B105, Sandy, Utah 84094. This space is provided to the Company by the President of the Company at a cost of $300.00 per month to the Company. Management believes that this space will provide adequate office space to meet the Company's needs for the foreseeable future. The independent contractor used by the Company, as well as many of its officers, perform business activities for the Company at their personal residences or places of business.

MANAGEMENT OF THE COMPANY

	The following persons are the current executive officers and directors of the Company:

NAME                       AGE         POSITION
C. Brenton Woods            55         President and Director

Richard M. Bench            58         Secretary and Director

Stephen B. Utley		    58         Director

	Directors of the Company are elected by the shareholders annually, or as needed by the Board of Directors to fill vacancies.

	C. Brenton Woods. Mr. Woods is currently co-owner of Absolute Best Appraisals, a residential real estate appraisal firm in Salt Lake City, Utah. He has been an appraiser since June 1994 and in February 1998 became a Certified Residential Appraiser. Absolute Best Appraisals has been in operation since January 1998. Prior to that he was an independent appraiser for Accurate Appraisal Associates from August 1996 until January 1998; and from June 1994 until August 1996 was an independent appraiser with Young Appraisal Group all in Salt Lake City, Utah. Prior to being an appraiser, Mr. Woods was National Sales Manager for Hospital Services Corporation of America, a company specializing in the development, marketing and sales of medical staff software.

	Richard M. Bench. Mr. Bench is a licensed realtor and for the past five years has been the operations and marketing manager for El Ray Bench Real Estate Corp. Mr. Bench's recent business experience has also included being director of marketing, director of skier services and ski instructor for

Canyon Ski Resort, located near Park City Utah. Mr Bench has owned and operated several small businesses and is the owner and manager of several residential rental properties.

	Stephen B. Utley. Mr. Utley has been self -employed since 1971. During this time Mr. Utley has owned and operated several small businesses. During the last several years, he has been active both as a consultant and as a owner in businesses involved in mergers, acquisitions, start ups, turn arounds, and transactions involving capital formation.

Executive Compensation

	The Company has not been in existence for a full year, and has not paid compensation to anyone for a one year period. The following table sets forth the aggregate compensation paid to the Chief Executive Officer of the Company, and to any other executive officer paid $100,000 or more during the entire period of the Company's existence to the date of this Prospectus.

        (a)                       (b)                (c)
NAME AND
PRINCIPAL POSITION               YEAR              SALARY($)

C. Brenton Woods,             Since inception         0
Chief Executive Officer       to Dec. 31, 1998

Explanation of Columns:

(c)	SALARY: Mr. Woods has received no monetary salary and
it is not anticipated that he will receive any mandatory salary in the foreseeable future. Mr. Woods has received 50,000 shares of common stock of the company as compensation for services rendered in connection with the formation and startup of the Company.

Employment Agreements

	No officer of the Company has an employment agreement with the Company at this time. If the Company's business plan proves initially successful, management intends to recommend to the Board of Directors that the President and all key employees be covered by employment agreements and non-compete provisions.

Director Compensation

	The Company has no arrangements pursuant to which directors have been compensated to date. No such director compensation has been paid:

	The Company has no plans to pay directors' compensation.

PRINCIPAL SHAREHOLDERS

	The following table shows certain information known to the
Company regarding the beneficial ownership of the Company's
common stock as of December 31, 1998, and as adjusted to reflect the shares being sold through this Offering, for (i) each
shareholder known by the Company to own beneficially 5% or more of the outstanding shares of its common stock; (ii) each
director; and (iii) all directors and executive officers as a group.  The Company believes that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.
                                      Before the     After the
	Name		Class of Secruity	   Offering     Offering(1)
                                     (Percent of    (Percent of
                                         class)       (class)

C. Brenton Woods    Common Stock     50,000 (10%)   50,000 (3.3%)

Richard M. Bench    Common Stock	 50,000 (10%)   50,000 (3.3%)

Stephen B. Utley    Common Stock    400,000 (80%)  400,000 (26.7%)
50,000 (3.3%)

All directors
and executive
officers as a
group (3 person)    Common Stock    500,000 (100%) 500,000 (33.3%)

________________________

(1)	Assumes all 1,000,000 shares from the Offering were sold and outstanding at December 31, 1998.

CERTAIN TRANSACTIONS

	At the present time the business operations of the Company are conducted by Equitable Resolutions Group. The Company has
entered into an independent contractors agreement   whereby it
secured the exclusive right to the services of Equitable Resolutions Group for an initial two year term for purposes of producing and marketing products and services in the industry of conflict resolution. Pursuant to the terms of the agreement, the Company paid Equitable Resolutions Group an initial payment of $50,000.00. Thereafter the Company will retain one-third of all gross revenue as defined in the agreement.

DESCRIPTION OF THE SECURITIES OF THE COMPANY

Common Stock

	The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value (the "Common Stock" or "Common Shares" or "Shares"), of which 500,000 shares were issued and outstanding on December 31, 1998. There were 3 holders of the Common Stock as of December 31, 1998.

	Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and may not cumulate votes for the election of directors. Holders of the Common Stock have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation of the Company, holders of the distribution to shareholders after payment of all obligations of the Company. Common Stock are entitled to share pro rata in any assets available for Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All shares of Common Stock have equal rights and preferences. All shares of Common Stock now outstanding are fully paid for and non-assessable.

	The Company has never paid a cash dividend on the Common Stock. The Company currently intends to retain all earnings, if any, to increase the capital of the Company to effect planned expansion activities and to pay dividends only when it is prudent to do so and the Company's performance justifies such action. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Company's Board of Directors.

Other Securities

	At the present time, no other securities have been issued by the Company and no preferred shares are authorized.

Limitations On Officers And Directors Liability And
Indemnification

	The Company's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent And Registrar

	The Transfer Agent and Registrar for the Common Stock will be Colonial Stock Transfer, 455 E. 400 South, Suite 100, Salt
Lake City, Utah 84111 (801) 355-5740, fax (801) 355-6505.

SHARES ELIGIBLE FOR FUTURE SALE

	Upon completion of this Offering, assuming the sale of all 1,000,000 Shares being offered, the Company will have outstanding 1,500,000 shares of Common Stock. Of the outstanding shares, the shares of Common Stock sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 adopted under the Securities Act. All of the 500,000 shares held by existing shareholders are "restricted" securities within the meaning of Rule 144. Such shares will become salable by complying with Rule 144 after October 27, 1999. No shares are subject to any "lock-up" agreement or similar arrangement.

	In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of the Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule
144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

	The Company's common stock is not listed or quoted on any organized exchange or other trading market, nor has the Company applied for a formal listing or quotation. The Company does not currently meet the numerical requirements to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained. The post-offering fair value of the Company's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of the Company, as well as factors beyond the Company's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for the Company to raise capital through a future offering of its equity securities.


PLAN OF DISTRIBUTION

No Broker-Dealer or Selling Agent Now Planned

	The Company is offering 1,000,000 Shares of the Company's securities through its officers and directors on a "best-efforts" basis at a purchase price of $0.25 per Share. The Offering is planned to be managed by the Company without any under writer, and without any underwriting discounts or sales commissions. The Shares will be offered and sold by the Company's officers and directors who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of the Company for such activities. In connection with their efforts, they will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering, therefore all subscriptions will be paid directly to the Company upon receipt. No one, including the Company, has made any commitment to purchase any or all of the Shares. Rather, the officers and directors will use their best efforts to find purchasers for the Shares. The Company cannot state how many Shares will be sold.

	The Company anticipates making sale of the Shares to persons whom it believes may be interested or who have contacted the Company with interest in purchasing the securities. The Company may sell Shares to such persons if they reside in a state in which the Shares legally may be sold and in which the Company is permitted to sell the Shares. The Company is not obligated to sell Shares to any such persons.

Minimum Offering Amount

	The Company has established no minimum offering amount and no escrow of Investor money pending a certain minimum number of shares being sold. Each subscription for shares in this Offering that is accepted by the Company will be credited immediately to the cash accounts of the Company and such Investor funds may be spent by the Company without any waiting period or other contingency.

Determination Of Offering Price

	Prior to this Offering there has been no market for the common stock of the Company, and the Company has had essentially no business operations to date. The public offering price has been determined arbitrarily by the Company's Board of Directors.

	The Company reserves the right to reject any subscription in full or in part and to terminate the offering at any time. Officers, directors present shareholders of the Company and persons associated with them may be sold some of the Shares. However, officers, directors and their affiliates shall not be permitted to purchase more than 20% of the Shares sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

	No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, that information and representations must not be relied on as having
been authorized by the company.   This prospectus is not an
offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

	The shares have not been registered in any state except Utah, and may only be offered or traded in such other states pursuant to an exemption from registration.

	Purchasers of shares either in this offering or in any subsequent trading market which may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable. See "risk factors - state blue sky registration; restricted resales of the securities."

                           EXPERTS

	The Consolidated balance sheets of the Company as of December 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the period ended December 31, 1998, included in this Prospectus, have been included herein in reliance on the report of Ted Madsen, P.C. independent certified public accountant, given on the authority of that firm as experts in accounting and auditing.

                        LEGAL MATTERS

	Fabian & Clendenin has passed on certain legal matters for the Company in connection with this Offering. No attorney at Fabian & Clendenin is related by blood or otherwise to any affiliate of the Company, nor does any attorney at Fabian &
Clendenin beneficially own any of the securities of the Company.

           WHERE CAN YOU FIND ADDITIONAL INFORMATION

	A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the shares offered hereby, reference is made to such Registration Statement, exhibits and schedules.
A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 The Companyst Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a site on the World
Wide The Company at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                           FINANCIAL STATEMENTS



                       INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Resolution Assistance Corporation

	We have audited the accompanying balance sheet of Resolution Assistance Corporation (a Development Stage Company) as of
December 31, 1998 and the related statements of operations, stockholders' equity and cash flows from inception of the development state on October 27, 1998 through December 31, 1998.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resolution Assistance Corporation (a Development Stage
Company), as of December 31, 1998, and the results of its operations and cash flows from inception of the development stage on October 27, 1998 through December 31, 1998, in conformity with generally accepted accounting principals.




                                  F-1

					    -21-
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                     Resolution Assistance Corporation
                      (a Development Stage Company)
                             Balance Sheet
                            December 31, 1998



Assets

		Current Assets						$	15,000
		     Cash

			Total Assets					$	15,000


Liabilities and Stockholders' Equity

		Current Liabilities					$	 1,056
		     Accounts Payable

			Total Current Liabilities		      $	 1,056


		Stockholders' Equity
		     Common Stock, Authorized
			10,000,000 shares of $.001 par value,
			500,000 shares issued and outstanding              500
		Additional Paid in Capital   	                        18,250

		Deficit Accumulated During the
		    Development Stage					      (4,806)

			Total Stockholders' Equity			      13,944

		Total Liabilities and Stockholders' Equity          $ 15,000








The accompanying notes are an integral part of these financial statements

                    Resolution Assistance Corporation
                     (a Development Stage Company)
                        Statement of Operations
             From the date of inception October 27, 1998 to
                          December 31, 1998


Revenues							$	        0


Expenses
Legal and Professional Fees				          4,806

	Total Expenses					          4,806


Net (Loss)						      $	   (4,806)

Net Loss Per Share					$   	  ($0.009)

Weighted average shares outstanding	            $	  500,000










The accompanying notes are an integral part of these financial statements

                    Resolution Assistance Corporation
                      (a development Stage Company)
                        Statement of Cash Flows
            From the date of inception October 27, 1998 to
                          December 31, 1998


			Cash Flows from Operating
			     Activities


				Net Loss				$	(4,806)
				Adjustment to reconcile
				     net loss to net cash
				     provided by operations
				Increase in Accounts Payable		 1,056
				Stock issued for Services		 3,750


				     Net cash flows provided
				     (used) by operating
					activities 			___________

			Cash flows from investment
			     Activities				___________

				Common Stock Issued for Cash	     15,000

			Net Increase in cash			     15,000

			Cash, beginning of year			___________

			Cash, end of year				$    15,000





The accompanying notes are an integral part of these financial statements

                    Resolution Assistance Corporation
                     (A Development Stage Company)
                   Notes to the Financial Statements
                          December 31, 1998


Note 1 - Summary of Significant Accounting Policies

a.	Organization

	The Company was organized under the laws of the state of Utah on October 27, 1998. The Company is currently looking for business opportunities and has not commenced business operations.

b.	Accounting Method

	The company recognizes income and expenses on the accrual basis of accounting

c.	Earnings (Loss) Per Share

	The computation of earning per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

d.	Cash and Cash Equivalents

	The Company considers all highly liquid investments with the maturities of three months or less to be cash equivalents.

e.	Provision for Income Taxes

	No provision for income taxes has been recorded due to the net operating loss in the first year.

Note 2 - Development Stage Company

	The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and developing its business operations in order to generate significant revenues.

No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

TABLE OF CONTENTS

	Item	                                            Page

Prospectus Summary	    					    2
Risk Factors	                                        3
  Risks Inherent in the Company                           3
  Risks Related to the Nature of the Proposed Business    6
  Risks Related to the Offering                           6
Use of Proceeds	                                        9
Dilution	                                             10
Management's Discussion & Analysis
  of Financial Condition and Results of Operations	   11
Information about the Company	                           12
Management of the Company	                           15
Principal Shareholders	                                 16
Certain Transactions	                                 17
Description of the Securities of the Company	         17
Shares Eligible for Future Sale	                     18
Plan of Distribution	                                 19
Experts	                                             20
Legal Matters						         20
Additional Information	                                 20
Financial Statements	                                 21
Notes to Financial Statements	                           25


                      1,000,000 Common Shares
                           PROSPECTUS
                      February     , 1999

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Directors and Officers

	The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 16-10a-902 of Utah Code Annotated grants authority to a Utah corporation to indemnify officers and directors as follows:

(1)	Except as provided in subsection (4), a corporation
may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

(a)	his conduct was in good faith; and

(b)	he reasonably believed that his conduct was in,
      or not opposed to, the corporation's best interests;
      and

(c)	in the case of any criminal proceeding, he had no
      reasonable cause to believe his conduct was unlawful.

(2)	A director's conduct with respect to any employee
benefits plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

(3)	The termination of a proceeding by judgment, order,
settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the statutory standard of conduct described in this section.

(4)	A corporation may not indemnify a director under his
section.

(a)	In connection with a proceeding by or in the
	right of the corporation in which the director was adjudged liable to the corporation; or

(b)	In connection with any other proceeding charging
	that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5)	Indemnification permitted under this section in
connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by Utah Revised Business Corporation Act.

ITEM 25.  Other Expenses of Issuance and Distribution*

	The following table sets forth the estimated costs and expenses to be paid by the Company in connection with the

Offering described in the Registration Statement.

*	All expenses except SEC registration fee are estimated.

Amount

SEC registration fee					$    70
Blue sky fees and expenses				$  1930
Printing and shipping expenses			$   500
Legal fees and expenses					$10,000
Accounting fees and expenses				$   500
Transfer, Escrow and Miscellaneous expenses	$ 2,000

Total							      $15,000

ITEM 26.  Recent Sales of Unregistered Securities

	On October 27, 1998, the Company issued a total of 500,000 unregistered shares of common stock. 400,000 shares were issued to Stephen B. Utley, 50,000 shares were issued to C. Brenton
Woods and 50,000 shares were issued to Richard M. Bench, all directors of the company. The shares were issued for a total consideration of $15,000 or $.03 per share. This offering was conducted in reliance on Section 4(2) of the Securities Act of 1933 and state corollary exemptions.

ITEM 27.  Exhibits

Index		SEC Reference
Exhibit No.	Document

3.1	Articles of Incorporation

3.2	By-Laws

5	Opinion on Legality

10	Independent Contractor Agreement

23.1	Consent of Ted A. Madsen, C.P.A.

23.2	Consent of Counsel to Issuer (included in Exhibit 5)

27	Financial Data Schedule

ITEM 28.  Undertakings

	Subject to the terms and conditions of Section 15(d) of the Securities Exchange act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange
Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

	Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, heretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes to:

	(1)	File, during any period in which it offers or
sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

	Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or change material information on the plan of distribution.

	(2)	For determining liability under the Securities
Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on January 29, 1999.

By:/s/	C. Brenton Woods
Jeannene Barham, Chief Executive Officer,
Chief Financial Officer
Director and President

	In accordance the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated

Signatures			   Title				Date

/s/C. Brenton Woods	Chief Executive Officer, January 29, 1999
C. Brenton Woods	      President, Chief
                        Financial Officer and
                        Director

/s/ Richard M. Bench	Secretary and Director	 January 29, 1999
Richard M. Bench

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